EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of July 1, 2017 (the "Effective Date"), by and between DCA ASSET MANAGEMENT, INC., a Delaware corporation (the "Company"), and MOLLY IAROCCI, an individual ("Employee"). For purposes of this Agreement, Employee and the Company are sometimes referred to individually as a "Party" and, collectively, as the "Parties."

AGREEMENTS

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and Employee's employment and/or continued employment with the Company and the compensation now or hereafter paid by the Company to Employee, and intending to be legally bound hereby, the Company and Employee hereby agree as follows:

1. **Employment.** Subject to the terms and conditions of this Agreement, the Company hereby employs Employee, and Employee hereby accepts such employment, as the Vice President – Investment Analytics of the Company. While serving in such capacity, Employee will: (a) manage and oversee all investment and financial analytics of the Company and all matters relating thereto; (b) manage and oversee all investment banking strategies and duties, including managing all investment due diligence and sourcing dealflow on behalf of the Company; and (c) perform such other duties and services as mutually agreed upon between the Company and Employee from time-to-time (collectively, the "Services"). Employee will report directly to the Company's Chief Executive Officer. Employee will devote her best efforts and energies to the performance of Employee's duties under this Agreement during the Term.

2. **Term.** Unless earlier terminated in accordance with this Section 2, the term of this Agreement will commence on the Effective Date and will expire on June 30, 2019 (the "Term"). Employee's employment under this Agreement may be terminated by either Party at any time and for any or no reason, upon such Party giving 30 days written notice to the other Party. Upon termination pursuant to this Section 2, the Company will pay to Employee: (a) accrued but unpaid Base Salary (defined below) and the Commissions (defined below) earned up to the date of termination; and (b) approved expenses incurred by Employee in connection with Employee's performance of Employee's duties under this Agreement up to the date of termination. Employee will not be paid any other compensation or reimbursement of any kind.

3. **Compensation.** During the Term, Employee will be entitled to the following compensation:

(a) **Base Salary.** Beginning October 1, 2017, the Company will pay Employee base salary at the rate of $25,000 per year (the "Base Salary"). The Company may increase such Base Salary, as determined and approved by its Chief Executive Officer, on a quarterly basis thereafter. The Company will pay the Base Salary in accordance with Company's established payroll policies. Payments of the Base Salary will be made in monthly installments or in such other periodic installments upon which the Company and Employee will mutually agree.

(b) **Equity Compensation.** The Company will issue to Employee a Restricted Stock Purchase Agreement (the "Purchase Agreement"), which grants to Employee the right to purchase up to 750,000 shares of the Company's Common Stock at a purchase price equal to $0.00448976 per share. The Purchase Agreement will be in form and substance acceptable to the Company.

(c) Benefits. During the Term, Employee will be entitled to receive two weeks of paid vacation during each full calendar year (which vacation may carry over and accrue up to an aggregate of six weeks at any time). The Company may also grant certain other benefits, as determined by the Company's Chief Executive Officer, in his sole and absolute discretion.

(d) Reimbursement. The Company will reimburse Employee for the full amount of all expenses and other ordinary and necessary business expenses incurred by Employee in connection with Employee's performance of his duties under this Agreement and approved in writing by the Company prior to being incurred; provided, however, that, with respect to reimbursements, if any, not otherwise excludible from the Employee's gross income, to the extent required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), no reimbursement of expenses incurred by the Employee during any taxable year will be made after the last day of the following taxable year, and the right to reimbursement of such expenses will not be subject to liquidation or exchange for another benefit. To obtain reimbursement, Employee will submit to the Company receipts, bills, or sales slips for the expenses incurred. Reimbursements will be made by the Company on a monthly basis.

(e) Other Compensation. If Employee sources certain deals on behalf of the Company, performs certain investment banking duties in connection with such deals, or otherwise conducts due diligence or other financial and/or advisory services on behalf of the Company from time-to-time, the Company may agree to compensate Employee separately for the performance of such Services. Such compensation, which may be paid in cash or equity, will be determined on a case-by-case basis and will be subject to approval by the Company's Board of Directors.

4. No Other Benefits or Compensation. Unless approved by the Company in writing, except as expressly provided in this Agreement, Employee will have no right to receive any other compensation, or to participate in any Company employee plan, with respect to future periods after termination of this Agreement.

5. Restrictive Covenants.

(a) Covenant Not to Compete. During the Term and for a period of 24 months from the termination or expiration of this Agreement (the "Restricted Period"), Employee will not, anywhere within the geographic boundaries of the United States of America (the "Restricted Area"), without the Company's prior written consent, directly or indirectly: (i) own, have an interest in (other than as a less than 5.0% equity owner of any Person traded on any national, international, or regional stock exchange or in the over-the-counter market, which 5.0% threshold includes the as-converted amount of any securities convertible into the equity securities of such Person), operate, join, control, or participate in, or be connected with as an officer, employee, partner, consultant, or otherwise with, any Person having, selling, marketing, manufacturing, exploiting, producing, or developing any products, services, or technology related to the business of the Company; (ii) in any manner compete with, or become involved in any competitor of, the Company; or (iii) solicit or attempt to solicit any business from or otherwise hire or engage any of the Company's customers, clients, prospects, investment targets, suppliers, or vendors. For purposes of this Agreement, "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, or other federal, country, or state, or local court, administrative agency, or commission, or any other governmental authority or instrumentality, whether domestic or foreign.

(b) Non-Solicitation. During the Restricted Period, Employee will not: (i) solicit business from any Person who is or was a customer or client of the Company at any time during the Term; (ii) hire or engage any employee or independent contractor of the Company; (iii) induce or

attempt to induce, directly or indirectly, any employee or independent contractor of the Company to leave his or her employment or engagement with the Company; (iv) interfere, in any way, with the relationship between the Company and its employees or independent contractors; or (v) induce or attempt to induce any customer, client, prospect, investment target, supplier, licensee, or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, client, prospect, investment target, supplier, licensee, or business relation of the Company.

6. Enforcement; Reduction. Employee agrees and acknowledges that a violation of Section 5 of this Agreement will constitute immediate, irreparable harm to the Company for which monetary damages are insufficient. The Parties therefore agree that, in addition to any other rights or remedies, the Company is entitled to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such agreements, covenants, or obligations; and (b) an injunction restraining any breach or threatened breach of this Agreement. Employee further agrees that the Company will not be required to obtain, and Employee irrevocably waives any right that Employee may have to require the Company to, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in Section 5. If a court of competent jurisdiction concludes that any covenant or provision of Section 5 is unenforceable according to its terms, either because of the duration of the Restricted Period or the scope of the Restricted Area, Employee and the Company agree that a court of competent jurisdiction will reduce the duration of the Restricted Period or the scope of the Restricted Area so that the resulting duration and scope will be the maximum that such court will conclude is enforceable. The reduction will be performed as follows: (i) in the case of the Restricted Period, the duration will be reduced by one month at a time until it will be the maximum enforceable duration; and (ii) in the case of the Restricted Area, such area will be reduced: (A) first, by eliminating individual states constituting the Restricted Area, each being reduced, one at a time, starting with the state farthest from the State of Arizona until such area will be the maximum enforceable geographical coverage; and (B) second, by eliminating individual counties in the state of Arizona, each being reduced, one at a time, starting with the counties farthest from Maricopa County, until such area will be the maximum enforceable geographical coverage.

7. Acknowledgments. Employee agrees and acknowledges that the rights and consideration provided for in this Agreement are adequate consideration for the agreements in Sections 5 and 6 made by Employee and that such covenants, and the territorial, time, and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the Company, and agrees and acknowledges that such limitations are reasonable with respect to his business activities and do not impose undue hardship on him.

8. Confidentiality and Invention Assignment Agreement. The effectiveness of this Agreement is expressly conditioned upon Employee executing and delivering to the Company a Confidential Information and Invention Assignment Agreement (the "Invention Agreement") and such other documentation as may be requested by the Company. Any material breach of the Invention Agreement will be deemed to be a material breach of this Agreement and the terms and conditions of the Invention Agreement are hereby incorporated into this Agreement by this reference.

9. Representations, Warranties, and Covenants; Indemnity. Employee represents, warrants, and covenants to the Company that:

(a) Employee's performance under this Agreement will not breach any agreement to keep in confidence the proprietary information of any other Person acquired by Employee in confidence or in trust;

(b) Employee has not entered into, and Employee agrees that Employee will not

enter into, any oral or written agreement in conflict with this Agreement;

(c) Employee agrees and acknowledges that: (i) Anthony J. Iarocci, Jr., the Company's President and Chief Executive Officer, who is also one of its directors and a principal shareholder, is also an independent contractor of Wedbush Securities, Inc. ("Wedbush") and a registered representative licensed by the Financial Industry Regulatory Authority ("FINRA"); (ii) Wedbush is not otherwise affiliated with the Company; and (iii) the Company is not an affiliate, partner, or joint venturer of Wedbush or its affiliates;

(d) Employee will, at all times, comply with all federal, state, and local laws, statutes, rules, and regulations, and with all rules, regulations, and orders of any court or governmental agency with jurisdiction regarding the manner of provision of the services under this Agreement or otherwise on behalf of the Company; and

(e) Employee will make no representations regarding the Company, its business, and its securities, and will not use or distribute any materials regarding the Company, its business, and its securities to any Person without the prior approval of the Company's Chief Executive Officer.

Employee will indemnify, defend, save, and hold harmless the Company and its parent, subsidiaries, and affiliates, and each of their respective affiliates, officers, partners, managers, members, directors, employees, and agents (collectively , the "Indemnified Parties") from and against any and all loss, liability, claim, damage, and expense whatsoever (including, without limitation, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened, or any claim whatsoever) arising out of or relating to any inaccuracy in or breach of any representation, warranty, or covenant of Employee set forth in this Agreement or the Invention Agreement.

10. Withholding of Taxes. The Company may withhold all applicable taxes from any compensation and benefits payable to Employee under this Agreement (including Base Salary and the Commissions) as may be required under the Code or other applicable laws and regulations.

11. Assignment. Except as otherwise provided in this Agreement, this Agreement and the Invention Agreement will inure to the benefit of, and be binding upon, the Parties and their respective heirs, representatives, successors, and assigns. Neither this Agreement nor the Invention Agreement will not be assignable by Employee without the Company's prior written consent.

12. Entire Agreement / Amendment. This Agreement and the Invention Agreement constitute the final written expression of the agreement between the Parties with regard to Employee's employment with the Company and constitute complete and exclusive statements of those terms. Each Party represents and warrants that there are no additional or supplemental agreements between the Parties related in any way to the matters contained in this Agreement and the Invention Agreement unless specifically included in this Agreement and the Invention Agreement. This Agreement may not be amended except by a written agreement signed by both Parties.

13. Applicable Law; Venue. This Agreement and the Invention Agreement and all questions relating to their validity, interpretation, performance, and enforcement will be governed by and construed, interpreted, and enforced in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary. All proceedings brought by either Party regarding their validity, interpretation, performance, enforcement, or otherwise will be brought and litigated exclusively in the courts located in Maricopa County, Arizona. The Parties hereby waive any objections to such jurisdiction, forum, or venue.

14. Notices. All notices, requests, demands, and other communications required or permitted

under this Agreement and the Invention Agreement will be in writing and will be deemed to have been duly given, made, and received: (a) if personally delivered, on the date of delivery; (b) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid; (c) if by a courier delivery service providing overnight or "next-day" delivery, on the next business day after deposit with such service; and (d) if sent via facsimile or electronic mail, on the date of delivery. All notices, requests, demands, and other communications will be addressed to each Party's address as set forth on the signature page of this Agreement. Either Party may change the address to which such notices, requests, demands, or other communications will be sent by giving notice to the other Party of such change of address in conformity with the provisions of this Section 14.

15. **Waiver**. The failure of a Party to insist upon strict adherence to any term of this Agreement or the Invention Agreement on any occasion will not be considered a waiver thereof or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement or the Invention Agreement.

16. **Severability**. Whenever possible, each provision of this Agreement or the Invention Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Invention Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or the Invention Agreement.

17. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, *e.g.*, www.docusign.com), or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. **Survival**. The obligations described in Sections 5 through 20 of this Agreement will survive any termination or expiration of this Agreement or any termination of the employment relationship created under this Agreement.

19. **Attorneys' Fees**. In the event suit is brought or an attorney is retained by any Party to this Agreement or the Invention Agreement to enforce the terms of this Agreement or the Invention Agreement, as applicable, including an action seeking an injunction, or to collect for the breach of this Agreement or the Invention Agreement, or for the interpretation of any provision in this Agreement or the Invention Agreement in dispute, the prevailing Party will be entitled to recover, in addition to any other remedy, reasonable attorneys' fees, court costs, costs of investigation, and other related expenses incurred in connection therewith.

20. **Construction; Legal Counsel**. Each Party agrees and acknowledges that such Party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and the Invention Agreement and that such Party and his, her, or its legal counsel have reviewed and revised this Agreement and the Invention Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement and the Invention Agreement. Employee agrees and acknowledges that: (a) Employee has read, understood, and accepted the provisions of this Agreement and the Invention Agreement and that this Agreement and the Invention Agreement supersede all previous contracts with the Company concerning the same subject matter; and (b) Hool Coury Law, PLC, currently serves as legal counsel to the Company and that Hool Coury Law, PLC, has drafted this Agreement and the Invention Agreement in such capacity as legal counsel to the Company

and Employee has been advised to seek independent legal or other counsel in connection with Employee's interests under this Agreement and the Invention Agreement.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Employment Agreement as of the Effective Date.

EMPLOYEE:

By: MIarocci
MOLLY IAROCCI, an individual

Address:
Molly Iarocci
15608 N. 71st St, Unit 367
Scottsdale, AZ 85254

Email: mmi.dcaam@gmail.com

COMPANY:

DCA ASSET MANAGEMENT, INC., a Delaware corporation

By: ______________________
Anthony J. Iarocci, Jr., Chief Executive Officer

Address:
DCA Asset Management, Inc.
Attn: Anthony J. Iarocci, Jr., Chief Executive Officer
8217 East Spanish Boot
Carefree, Arizona 85377-5408
Email: ajiarocci@gmail.com

[SIGNATURE PAGE OF EMPLOYMENT AGREEMENT]